CONTACT:                                                             PAGE 1 OF 5

Contact:   Sheila Davis, PR/IR Manager, 641-585-6803, sdavis@winnebagoind.com


               WINNEBAGO INDUSTRIES REPORTS THIRD QUARTER RESULTS
                         AND RECORD NINE MONTHS REVENUE

FOREST CITY, IOWA, June 13, 2003 - Winnebago Industries, Inc. (NYSE: WGO), today reported net income from continuing operations of $9.0 million for the third quarter ended May 31, 2003 versus $17.7 million for the third quarter of fiscal 2002. On a diluted per share basis, the Company earned 48 cents from continuing operations for the third quarter of fiscal 2003 versus 88 cents for the third quarter last year. Net income from Winnebago Acceptance Corporation operations, which were discontinued during the quarter was $.3 million, or two cents per diluted share, for the third quarter ended May 31, 2003 versus $.4 million, or two cents per diluted share for the third quarter of fiscal 2002.
     Revenues from continuing operations for the third quarter of fiscal 2003 were $200.2 million versus $245.9 million for the same quarter last year.
     Net income from continuing operations for the first 39 weeks of fiscal 2003 was $36.8 million, versus $36.9 million for the first 40 weeks of fiscal 2002. On a diluted per share basis, the Company earned $1.94 from continuing operations for the first 39 weeks of fiscal 2003 versus $1.78 for the first 40 weeks of fiscal 2002. Net income from discontinued operations for the first 39 weeks of fiscal 2003 was $1.2 million, or six cents per diluted share, versus $1.3 million, or six cents per diluted share for the first 40 weeks of fiscal 2002.
     Revenues from continuing operations for the first 39 weeks of fiscal 2003 were a record $619.5 million versus $605.1 million for the first 40 weeks of fiscal 2002.
     "Revenues and earnings for the third quarter were impacted primarily by lower sales volume. Due to the lower volume, we reduced production schedules to better align Company and dealer inventory levels with retail demand expectations, decreasing plant efficiencies," said Winnebago Industries' Chairman, CEO and President Bruce Hertzke. "Also contributing, but to a lesser degree, were incentive programs needed to move out final 2003 inventory and start-up expenses for our new Charles City Motor Home Manufacturing Facility."
     "The comparison with last year's third quarter reflects the operation of the Company's factories on four-day work weeks for the first six weeks of the quarter versus running on an overtime basis during the third quarter last year," said Hertzke. "Also our fiscal year to date through the end of the third quarter was a traditional 39-week period this year versus a 40-week period in fiscal 2002."
     Hertzke continued, "Shipments for the Company's motor homes slowed during the third quarter as a result of dealers choosing to trim inventory levels due to low consumer confidence levels, uncertainty about the war in Iraq and the coming model year changeover. The third quarter was also impacted by competitive programs within the motor home industry."
     "I am extremely proud that Winnebago Industries remained solidly profitable during the quarter in spite of decreased volume, increased competitive pressures and start-up expenses from our new Charles City Motor Home Manufacturing Facility," said Hertzke. "Winnebago Industries continues to have a solid balance sheet, an extremely positive cash flow, no debt, and a great name and reputation for product quality and customer service. We will continue to manage our business to achieve high profitability levels within the RV industry."
     Winnebago Industries is the top selling motor home manufacturer with 18.4 percent of the combined Class A and C market calendar year to date through April.
     For the third quarter ended May 31, 2003, Winnebago Industries reported factory shipments of 2,601 units, comprised of 1,465 Class A and 1,136 Class C motor homes compared to 3,355 units, comprised of 1,965 Class A and 1,390 Class C motor homes, for the third quarter last year. Class A motor home shipments included 397 diesel units compared to 489 diesel units in the third quarter last year.
     Winnebago Industries' motor home sales order backlog at the end of the third quarter on May 31, 2003 was 1,419 units, comprised of 941 Class A and 478 Class C motor homes, versus 2,689 units,


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comprised of 1,721 Class A and 968 Class C motor homes, on order at the end of the third quarter last year.

Dealer inventory levels of the Company's products were 4,561 on May 31, 2003, compared to 4,271 units at that time last year.

In March, the Company's Board of Directors announced the Company's eighth stock repurchase program, authorizing the purchase of outstanding shares of Winnebago Industries' common stock for an aggregate price of up to $20 million. During the third quarter ended May 31, 2003, Winnebago Industries repurchased 345,899 shares for an aggregate price of approximately $9.7 million. Currently, outstanding shares are approximately 18,142,000.

Winnebago Industries will host a live webcast to review third quarter results today, June 13, 2003, at 10 a.m. EST. The webcast will be available on the Company's website at www.winnebagoind.com or at www.shareholder.com/winnebago/medialist.cfm. It will be archived and available for 90 days.

ABOUT WINNEBAGO INDUSTRIES
     Winnebago Industries, Inc. is the leading manufacturer of motor homes, self-contained recreation vehicles used primarily in leisure travel and outdoor recreation activities. The Company builds quality motor homes under the Winnebago, Itasca, Rialta and Ultimate brand names with state-of-the-art computer-aided design and manufacturing systems on automotive-styled assembly lines. The Company's common stock is listed on the New York, Chicago and Pacific Stock Exchanges and traded under the symbol WGO. Options for the Company's common stock are traded on the Chicago Board Options Exchange. For access to Winnebago Industries investor relations material, to add your name to an automatic email list for Company news releases or for information on a dollar-based stock investment service for the Company's stock, visit, www.winnebagoind.com/investor_relations.htm.
     This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain. A number of factors could cause actual results to differ materially from these statements, including, but not limited to reactions to actual or threatened terrorist attacks, the availability and price of fuel, a significant increase in interest rates, a slowdown in the economy, availability of chassis, sales order cancellations, slower than anticipated sales of new or existing products, new products introduced by competitors and other factors. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested is contained in the Company's filings with the Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or from the Company upon request.

                           WINNEBAGO INDUSTRIES, INC.
                   UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                          QUARTER ENDED    39 WEEKS    40 WEEKS
                                     5/31/2003   6/1/2002  5/31/2003   6/1/2002
                                      --------   --------   --------   --------

Net revenues                          $200,211   $245,912   $619,516   $605,121
Cost of goods sold                     177,065    209,381    534,930    523,068
                                      --------   --------   --------   --------
   Gross profit                         23,146     36,531     84,586     82,053
                                      --------   --------   --------   --------
Operating expenses
   Selling                               4,652      4,257     13,407     13,567
   General and administrative            4,251      5,689     12,287     14,796
                                      --------   --------   --------   --------
     Total operating expenses            8,903      9,946     25,694     28,363
                                      --------   --------   --------   --------
Operating income                        14,243     26,585     58,892     53,690
Financial income                           306        623      1,001      2,641
                                      --------   --------   --------   --------

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Pre-tax income                          14,549     27,208     59,893     56,331
Provision for taxes                      5,554      9,523     23,129     19,402
                                      --------   --------   --------   --------
Income from continuing operations        8,995     17,685     36,764     36,929
Income from discontinued operations
  (net of taxes)                           334        409      1,152      1,323
                                      --------   --------   --------   --------
Net income                            $  9,329   $ 18,094   $ 37,916   $ 38,252
                                      ========   ========   ========   ========
Income per share (basic)
  From continuing operations          $   0.49   $   0.91   $   1.98   $   1.82
  From discontinued operations            0.02       0.02       0.06       0.06
                                      --------   --------   --------   --------
    Net income                        $   0.51   $   0.93   $   2.04   $   1.88
                                      ========   ========   ========   ========
Number of shares used in per share
  calculations - basic                  18,257     19,552     18,586     20,337
                                      ========   ========   ========   ========
Income per share (diluted)
  From continuing operations          $   0.48   $   0.88   $   1.94   $   1.78
  From discontinued operations            0.02       0.02       0.06       0.06
                                      --------   --------   --------   --------
    Net income                        $   0.50   $   0.90   $   2.00   $   1.84
                                      ========   ========   ========   ========
Number of shares used in per share
   calculations-diluted                 18,549     19,995     18,925     20,779
                                      ========   ========   ========   ========


                                WINNEBAGO INDUSTRIES, INC.
                          CONDENSED CONSOLIDATED BALANCE SHEETS
                                      (IN THOUSANDS)

                                              MAY 31, 2003        AUG. 31, 2002
                                              ------------        -------------
                                               (Unaudited)
ASSETS
Current assets
  Cash and cash equivalents                      $ 92,747           $ 42,225
  Receivables                                      24,898             28,375
  Inventories                                     115,084            113,654
  Other                                            11,919             11,221
  Net assets of discontinued operations               624             38,121
                                                 --------           --------
    Total current assets                          245,272            233,596
Property and equipment, net                        63,879             48,927
Deferred income taxes                              23,626             22,438
Investment in life insurance                       22,371             23,474
Other assets                                       11,731
                                                                       8,642
                                                 --------           --------
    Total assets                                 $366,879           $337,077
                                                 ========           ========


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable                               $ 48,132           $ 44,230
  Income taxes payable                                827              2,610

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  Accrued expenses                                 46,124             41,761
                                                 --------           --------
    Total current liabilities                      95,083             88,601
Post retirement health care and
  deferred compensation benefits                   72,835             68,661
Stockholders' equity                              198,961            179,815
                                                 --------           --------
    Total liabilities and stockholders' equity   $366,879           $337,077
                                                 ========           ========


                            WINNEBAGO INDUSTRIES INC.
            UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                   39 WEEKS     40 WEEKS
                                                                   5/31/2003    6/1/2002
                                                                   ---------    ---------
Cash flows from operating activities
   Net income as shown on the statement of income                  $  37,916    $  38,252
   Income from discontinued operations                                (1,152)      (1,323)
                                                                   ---------    ---------
   Income from continuing operations                                  36,764       36,929
Adjustments to reconcile net income to net cash provided by
   operating activities
   Depreciation and amortization                                       6,395        5,906
   Tax benefit of stock options                                          955        3,292
   Other                                                                 205          165
Change in assets and liabilities
   Decrease (increase) in receivable and other assets                  3,994       (1,911)
   Increase in inventories                                            (1,430)     (16,561)
   Increase in deferred income taxes                                  (2,502)      (1,537)
   Increase in accounts payable and accrued expenses                   8,265       17,355
   (Decrease) increase in income taxes payable                        (1,783)       6,431
   Increase in postretirement benefits                                 3,680        4,075
                                                                   ---------    ---------
   Net cash provided by continuing operations                         54,543       54,144
   Net cash provided by discontinued operations                          234          301
                                                                   ---------    ---------
Net cash provided by operating activities                             54,777       54,445
                                                                   ---------    ---------

Cash flows provided by (used in) investing activities
   Purchases of property and equipment                               (21,539)      (5,418)
   Other                                                              (1,414)      (2,099)
                                                                   ---------    ---------
   Net cash used in continuing operations                            (22,953)      (7,517)
   Net cash provided by discontinued operations                       38,423        2,529
                                                                   ---------    ---------
Net cash provided by (used in) investing activities                   15,470       (4,988)
                                                                   ---------    ---------

Cash flows used in financing activities and capital transactions
   Payments for purchase of common stock                             (20,221)     (81,778)
   Payment of cash dividends                                          (1,887)      (2,075)
   Proceeds from issuance of common and treasury stock                 2,383        4,317
                                                                   ---------    ---------
Net cash used in financing activities and capital transactions       (19,725)     (79,536)
                                                                   ---------    ---------

Net increase (decrease) in cash and cash equivalents                  50,522      (30,079)



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Cash and cash equivalents-beginning of period                         42,225      102,280
                                                                   ---------    ---------

Cash and cash equivalents-end of period                            $  92,747    $  72,201
                                                                   =========    =========

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